                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Summit Medical Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                SUMMIT MEDICAL
                                 SYSTEMS, INC.
                            10900 Red Circle Drive
                       Minnetonka, Minnesota 55343-9106



Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Summit Medical Systems, Inc. (the "Company") to be held at the Company's offices, 10900 Red Circle Drive, Minnetonka, Minnesota, on June 12, 1997, 3:00 p.m. (Minneapolis time).

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Kevin R. Green, President and Chief Executive Officer of the Company. Your prompt cooperation will be greatly appreciated.

                                      Sincerely,



Minnetonka, Minnesota                 Kevin R. Green
May 23, 1997                          President and Chief Executive Officer

                                SUMMIT MEDICAL
                                 SYSTEMS, INC.
                            10900 Red Circle Drive
                       Minnetonka, Minnesota 55343-9106


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 1997

TO THE SHAREHOLDERS OF SUMMIT MEDICAL SYSTEMS, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Summit Medical Systems, Inc., a Minnesota corporation (the "Company"), will be held at the Company's offices, 10900 Red Circle Drive, Minnetonka, Minnesota, on June 12, 1997, 3:00 p.m., (Minneapolis time).

     The Annual Meeting is being held for the following purposes:

     1. To elect five directors, each to serve for a one-year term or until his or her respective successor is duly elected and qualified.

     2. To consider and act upon a proposal to amend the Company's Stock
        Option Plan of 1993 (as amended) to increase the number of shares of the Company's common stock, $.01 par value, available for issuance thereunder.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 9, 1997, will be entitled to notice of and to vote at the meeting and any adjournment thereof. Whether or not you plan to be present at the Annual Meeting, please sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Kevin R. Green, President and Chief Executive Officer of the Company. Your prompt cooperation will be greatly appreciated.

                                       BY ORDER OF THE
                                       BOARD OF DIRECTORS,



Minnetonka, Minnesota                  Kevin R. Green
May 23, 1997                           President and Chief Executive Officer

                         SUMMIT MEDICAL SYSTEMS, INC.
                            10900 Red Circle Drive
                       Minnetonka, Minnesota 55343-9106



                                Proxy Statement
                                      For
                        Annual Meeting Of Shareholders

                                 June 12, 1997
                                  ___________

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Summit Medical Systems, Inc. (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (or any adjournment thereof) to be held at the Company's principal executive offices, 10900 Red Circle Drive, Minnetonka, Minnesota, at 3:00 p.m. (Minnesota time), on June 12, 1997 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The accompanying proxy is being solicited by the Board of Directors of the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about May 23, 1997.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and employees of the Company who will receive no additional compensation.

                  VOTING, EXECUTION AND REVOCATION OF PROXIES

     Only shareholders of record at the close of business on May 9, 1997, the record date, will be entitled to notice of and to vote at the Annual Meeting. On May 9, 1997, the Company had 10,353,994 shares of common stock, $.01 par value (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on all matters to come before the Annual Meeting. There is no cumulative voting.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for director named in this Proxy Statement, (ii) for the proposal to amend the Company's Stock Option Plan of 1993, and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting. If a shareholder returns a proxy and abstains from voting on any matter, or, in the case of the election of directors withholds authority to vote with respect to any or all nominees, the shares represented by such proxy will be considered present for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained or withheld authority. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to such matters.

          Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to the Company. Any such written notice of revocation or subsequently dated proxy should be mailed or delivered to Kevin R. Green, President and Chief Executive Officer, Summit Medical Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343-9106. Your prompt consideration will be greatly appreciated.

     A copy of the Company's 1996 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996, accompanies this Proxy Statement.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors recommends that the number of directors to be elected for the coming year be set at five and that shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are elected and qualified. Unless authority to vote for one or more nominees is withheld as specified in the proxy card, the persons named in the enclosed form of proxy intend to vote FOR the election of the five nominees listed below. All of the nominees are members of the present Board of Directors. Each of the nominees has consented to serve as director, if elected. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office. The Board of Directors recommends a vote FOR each of the nominees. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for election of each nominee.

Nominees for Election at the Annual Meeting

     Certain biographical information regarding the nominees for election as directors, including the nominee's name, age, principal occupation, business experience and period of service as a director of the Company is set forth below.

W. Hudson Connery, Jr. (age 47) - Mr. Connery has served as Interim Chairman of the Board since March 1997 and a director of the Company since October 1996. Since June 1995, Mr. Connery has been the Chairman of the Board, President and Chief Executive Officer of Arcon HealthCare Inc. From August 1991 to April 1995, Mr. Connery was Senior Vice President and Chief Operating Officer and a director of Health Trust, the Hospital Company.

Edward F. Sweeney (age 57) - Since the formation of the Company in January 1996, Mr. Sweeney has been a director of the Company, and served as Chairman of the Board from the formation of the Company to March 1997. Since the formation of the Company in January 1996, Mr. Sweeney also served as President and Chief Executive Officer of the Company.

Kevin R. Green (age 42) - Mr. Green has served as President, Chief Executive Officer and a director of the Company since joining the Company in January 1996. From September 1991 to December 1995, Mr. Green was employed by Integrated Medical Systems, Inc., a provider of physician-focused electronic communication networks and services, where during part of this period, he served as President and Chief Executive Officer.

John M. Nehra (age 48) - Mr. Nehra has served as a director of the Company since November 1992. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership ("Catalyst"), a venture capital limited partnership. Since December 1993, Mr. Nehra has also been a general partner of the general partner of New Enterprise Associates VI, Limited Partnership ("NEA VI"), a venture capital limited partnership. Mr. Nehra also serves as a director of VIVRA Incorporated ("Vivra"), a specialty healthcare company, Iridex Corporation, a medical instrumentation company and Optical Sensors, Inc., a medical instrumentation company.

Kent J. Thiry (age 41) - Mr. Thiry has served as a director of the Company since May 1994. Since September 1992, Mr. Thiry has served as President, Chief Executive Officer and a director of Vivra. From April 1992 to August 1992, Mr. Thiry served as President and Co-Chief Executive Officer of Vivra, and from September 1991 to March 1992, Mr. Thiry served as President and Chief Operating Officer of Vivra.

Certain Information Regarding the Board of Directors

      The Board of Directors has established Audit and Compensation Committees. The Company does not have a nominating committee.

     The Audit Committee supervises and reviews the Company's accounting and financial practices, makes recommendations to the Board of Directors as to the nomination of independent auditors, confers with the independent auditors regarding the scope of their proposed audits and their audit findings, reports and recommendations, reviews the Company's financial controls, procedures and practices, and approves all non-audit services by independent auditors. The current members of the Company's Audit Committee are Messrs. Nehra and Thiry. The Audit Committee met once during the year ended December 31, 1996.

      The Compensation Committee determines the compensation for the President, Chairman of the Board and other executive officers of the Company, and the incentive compensation for all employees of the Company, subject to ratification by the Board of Directors. The Compensation Committee also administers the Company's Stock Option Plan of 1993 (the "1993 Stock Option Plan"), the 1995 Employee Stock Purchase Plan, the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan") and any other stock option plans implemented by the Company. The current members of the Company's Compensation Committee are Messrs. Nehra and Thiry. The Compensation Committee met once during the year ended December 31, 1996.

          During the year ended December 31, 1996, the Board of Directors of the Company held four regular meetings and two special meetings. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees upon which such director served during the year ended December 31, 1996. The Board of Directors and committees also acted from time to time by written consent in lieu of meetings.

Director Compensation

     Non-employee directors receive an annual retainer of $24,000 for membership on the Board of Directors, which amount includes compensation for membership on committees of the Board. Directors employed by the Company receive no fees solely for their service to the Company as director. Under the 1995 Director Plan, upon first being elected to the Board of Directors, all new directors who are not full-time employees receive an option to purchase 6,666 shares of Common Stock, and each then-current non-employee director automatically receives a stock option to purchase an additional 2,000 shares of Common Stock on the day after each annual meeting of the Company's shareholders. Stock options are granted under the 1995 Director Plan with an exercise price equal to the fair market value of the Common Stock at the grant date, vest over a one-year period and expire after ten years. In addition, the Company reimburses reasonable travel, lodging and other incidental expenses incurred by the directors in attending meetings of the Board of Directors and committees.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy

     The Compensation Committee sets the compensation policies for all executive officers of the Company, sets the actual compensation for the President, Chairman of the Board of Directors and executive officers of the Company, and reviews the recommendations of the President and Chairman of the Board of Directors regarding compensation for other employees and determines the incentive compensation for all employees of the Company. The Compensation Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and that closely align the financial interests of these executives with long-term shareholder interests. The Compensation Committee is composed entirely of directors who constitute "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     The Compensation Committee intends to make the Company's executive compensation program competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of the Company's Common Stock. The Compensation Committee also seeks to control the Company's fixed salary costs and to enhance the Company's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving Company and individual performance goals. In establishing the Company's compensation policies, the Compensation Committee also considers information regarding compensation levels and practices at other companies in the medical and software industries, which the Compensation Committee regards as comparable to the Company. Although the Compensation Committee does not establish specific targets for compensation of the Company's executive officers relative to executive officers at comparable companies, the Compensation Committee believes that the compensation for the Company's executive officers generally falls in the median range of executive compensation for such comparable companies.

Executive Officer Compensation

     The annual compensation package of executive officers of the Company provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to Company performance and individual performance. The Company also provides long-term equity based compensation generally through participation in the 1993 Stock Option Plan. This assures that key management employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's long-term stock price appreciation, and that the interests of executive officers are aligned with those of the Company's shareholders.

     Base Salary. The Company competes for talented executives with a wide variety of companies. Executive officers' base salaries reflect their positions and experience, as well as the compensation package required to attract them to the

Company in light of relevant market factors. Annual base salary increases for executive officers are established as a result of the Compensation Committee's analysis of each executive's individual performance during the prior year, the overall performance of the Company during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. In 1996, annual salary increases for certain executive officers ranged up to 25%. Although the Company believes executive officer salaries fall within the lower level of the range of executive base salaries offered by comparable companies, the Company nevertheless believes that current executive officer salaries are competitive with comparable companies.

     Annual Bonus. To control fixed salary costs and reward annual performance, the Company pays annual bonuses to executive officers for achieving Company and individual performance goals. In setting annual bonus awards, the Compensation Committee considers, among other factors, the Company's revenue growth, the development and expansion of its business, improvement of management structures and general management objectives. Actual awards are determined by the Compensation Committee based on its assessment of each executive's individual performance and responsibility for the Company's financial and business condition. Except for bonuses paid to Lisa Olsen, the Company's Vice President, Professional Client Services, and Bruce Maller, the Company's Vice President and President of The BSM Consulting Group, the Compensation Committee did not award any bonuses in 1996 to executive officers due to the Company's failure to
achieve certain revenue growth and profitability goals.   The Company awarded a
bonus based on 1996 performance to Ms. Olsen based on her individual contributions to the Company and to Mr. Maller based on the overall financial performance of The BSM Consulting Group.

     Stock Options. The 1993 Stock Option Plan permits grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a five year period, and expire after 5 years. Non-qualified stock options are granted with an exercise price established by the Board of Directors, vest over a five year period and expire after five years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in the Company. In determining the actual size of stock option awards under the 1993 Stock Option Plan, the Compensation Committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance and the Company's performance.

     1997 Compensation Strategy. The Compensation Committee is currently evaluating the Company's compensation program for 1997. The goals of the compensation program are to enable the Company to attract management and employees who are necessary to rebuild the Company's business and to retain key management and other employees of the Company as the Company attempts to establish market acceptance of its new products. The 1997 compensation program under consideration would include an amendment to the 1993 Stock Option Plan (as discussed below) to increase the number of authorized shares of Common Stock issuable under such plan, an employee retention/change-of-control program and an employee bonus plan.

     The Compensation Committee believes an employee retention/change-of-control program would foster loyalty among the Company's management and employees and act as an inducement to retain the services of such persons during a change-of-control by providing cash bonus payments to such persons upon and following the occurrence of a change-of-control event. Bonus payments would equal a certain percentage of such person's annual base salary based on performance and other factors as determined by the Compensation Committee and senior management of the Company, and would be payable over time following a change-of-control event. Furthermore, bonuses for eligible persons would be reduced by any realized gain arising from outstanding options to purchase Common Stock held by such persons.

     The Compensation Committee is considering an employee benefit bonus plan to define the criteria under which executive officers and other employees of the Company would be rewarded in 1997 for their contributions to the Company's financial performance. Eligible persons under the proposed plan would be entitled to receive cash bonus payments equal to a certain percentage of such persons' annual base salary. The bonus percentage would be determined by the Compensation Committee and senior management of the Company based on such persons' contribution to the attainment of certain Company performance goals including, among others, Crescendo! orders, registry revenues, Crescendo! installations, total revenues cost containment and net operating results for the Company.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction of $1 million per year for compensation paid to executive officers named in the "Summary Compensation Table" unless certain requirements are met. The Compensation Committee has carefully considered these requirements and the regulations and has structured its programs so that bonus compensation and gains from exercises of Company stock options will be exempt from deduction limitations. Section 162(m) did not affect the deductibility of compensation paid to the Company's executive officers in 1996. The Compensation Committee will continue to monitor this matter and may propose changes to the Company's executive compensation program to comply with Section 162(m) if warranted.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                    JOHN M. NEHRA
                                    KENT J. THIRY
                                    The Members of the Compensation
                                    Committee

                            EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the Company's last two fiscal years ended December 31, 1996 and 1995 awarded to or earned by the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose salary and bonus earned in 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                    Summary Compensation Table


                                                                                                  Long-Term
                                                         Annual Compensation                     Compensation
                                               ------------------------------------------     -----------------
                                                           Commissions       Other Annual     Securities Under-     All Other
                                    Year       Salary          and           Compensation      -lying Options      Compensation
Name and Principal Position                     ($)          Bonuses            ($)(1)               (#)              ($)(2)
---------------------------         ----       ------        -------         ------------     -----------------    ------------
Edward F. Sweeney...............    1996       178,862       40,000(5)              ---         18,750(6)            156
 President, Chief Executive         1995       152,000          ---                 ---              ---             180
 Officer and Chairman of
 the Board of Directors(3)

Kevin R. Green..................    1996       168,816          ---            62,981(8)       347,500(7)            156
 President and Chief Executive      1995           ---          ---                 ---              ---             ---
 Officer

Dennis H. Powers................    1996       138,858       30,000(5)              ---         18,750(6)            156
 Vice President, Marketing(4)       1995       110,000          ---                 ---                              180

Bruce S. Maller.................    1996       150,000       19,359                 ---              ---             156
 Vice President and                 1995        54,627       67,560                 ---              ---              45
 President, The BSM Consulting
 Group

Lisa K. Olsen...................    1996        99,239       55,000(5)              ---         18,750(6)            156
 Vice President,                    1995        66,960          ---                 ---         16,666               120
 Professional Client Services

-------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the applicable Named Executive Officer for such year.

(2) Represents the dollar value of premiums paid by the Company for life insurance policies for the benefit of the applicable Named Executive Officer.

(3) Effective January 15, 1996, Mr. Sweeney resigned as President and Chief Executive Officer of the Company, while remaining Chairman of the Board of Directors and Kevin R. Green became President and Chief Executive Officer. In March 1997, Mr. Sweeney resigned as Chairman of the Board of Directors of the Company, while remaining a director.

(4) Effective December 31, 1996, Mr. Powers resigned as Vice President, Marketing of the Company.

(5) Represents advances made at the end of the fiscal year ended December 31, 1995 to be repaid by such persons in 1996 contingent on the Company's financial performance in 1996. Ms. Olsen received an advance of $25,000 at the end of the fiscal year ended December 31, 1995. As a result of the Company's performance in 1996, such advances were deemed to be unearned. However, such repayment obligation was subsequently forgiven by the Company and expensed as a bonus in 1996.

(6) In December 1996, options previously granted were canceled and replacement options to purchase 18,750 shares of Common Stock were repriced and issued to each of the three officers. See "-Report on Option Repricing."

(7) In December 1996, options previously granted were canceled and replacement options to purchase 347,500 shares of Common Stock were repriced and issued to Mr. Green. See "-Report on Option Repricing."

(8) Includes moving expenses incurred by the Company relating to Mr. Green's relocation and costs incurred by the Company to provide Mr. Green with temporary lodging in connection with such relocation.

     The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended December 31, 1996.

Stock Options, Awards, Exercises and Holdings

     The following table sets forth certain information in connection with stock option grants during the year ended December 31, 1996 to each of the Named Executive Officers.

              Option Grants in the Year Ended December 31, 1996


                                                Individual Grants                         Potential Realized
                           ----------------------------------------------------------      Value at Assumed
                            Number of     Percentage of                                     Annual Rates of
                           Securities     Total Options    Exercise or                        Stock Price
                           Underlying      Granted to      Base Price                       Appreciation for
                            Options       Employees in     Per Share       Expiration        Option Term (3)
Name                        Granted       Fiscal Year%     ($)(1)(2)          Date          5%($)      10%($)
----                       ----------     -------------    -----------     ----------     ---------   ---------
Edward F. Sweeney..         18,750          1.4               6.75             3/25/02       34,967      77,268
Kevin R. Green.....        347,500         25.5               6.75             3/25/02      684,961   1,478,602
Dennis H. Powers...         18,750          1.4               6.75             3/25/02       36,958      79,781
Bruce S. Maller....            ---          ---                ---                 ---          ---         ---
Lisa K. Olsen......         18,750          1.4               6.75             3/25/02       36,958      79,781

---------------

(1) All options were granted under the 1993 Stock Option Plan during the fiscal year ended December 31, 1996 were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) On December 24, 1996, the Company repriced outstanding options from the original exercise price for such options ranging from $13.00 to $17.00 per share to a new exercise price of $6.75 per share, which represented the closing price of the Common Stock as reported on the Nasdaq National Market on December 24, 1997.

(3) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Option Exercises and Holdings

     The following table provides information concerning the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 1996 and unexercised options held by the Named Executive Officers as of the end of the fiscal year ended December 31, 1996.

                      Option Values at December 31, 1996

                                                                       Number of Unexercised            Value of Unexercised In-
                                                                            Options at                     the-Money Options a
                                                                        December 31, 1996 (#)            December 31, 1996 ($)(1)
                              Shares Acquired on     Value         --------------------------------     ----------------------------

Name                             Exercise (#)      Realized($)     Exercisable        Unexercisable     Exercisable    Unexercisable

----                             ------------      -----------     -----------        -------------     -----------    -------------


Edward F. Sweeney                    ---              ---               26,666         58,750             103,331          171,406
Kevin R. Green                       ---              ---              132,250        215,250             115,719          188,344
Dennis H. Powers                     ---              ---               55,998         72,750             297,988          279,656
Bruce S. Maller                      ---              ---                  ---            ---                 ---              ---
Lisa K. Olsen                        ---              ---                3,333         32,083              12,915           68,072
----------------------------

(1) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 1996, based on the closing price of the Common Stock as reported on the Nasdaq National Market and the applicable exercise prices for such options.


                          Report on Option Repricing

          In October 1996, after a significant decrease in the price of the Common Stock, the Compensation Committee determined that options to purchase an aggregate of 1,133,942 shares of Common Stock granted pursuant to the 1993 Stock Option Plan, between October 5, 1995 and October 4, 1996, no longer provided a perceived meaningful incentive to employees as initially intended. In light of the Company's financial performance in 1996 and the Compensation Committee's desire to provide meaningful incentives to employees, on October 4, 1996, options to purchase 409,250 shares of Common Stock granted to non-officer employees, were canceled and regranted to the same individuals in an amount equal to the same amount of shares previously held by such employees, at an exercise price based on the Common Stock's closing price on the Nasdaq National Market on October 4, 1996 of $6.9375 per share.

          For the foregoing reasons, on December 24, 1996, options to purchase 724,692 shares of Common Stock previously granted to executive officers of the Company under the 1993 Stock Option Plan were canceled and options to purchase 572,442 shares of Common Stock were regranted to the same executive officers, (except with respect to a portion of Mr. Green's and a portion of another officer's options, such portions were regranted in an amount equal to the same amount previously held) in an amount equal to 75% of the shares previously held by such officers, at an exercise price based on the Common Stock's closing price on the Nasdaq National Market on December 24, 1997 of $6.75 per share.

          On January 6, 1997, the Compensation Committee canceled options to purchase 130,000 shares of Common Stock issued to an executive officer of the Company under the 1993 Stock Option Plan and regranted options to purchase 97,000 shares of Common Stock to the same executive officer at an exercise price based on the Common Stock's closing price on the Nasdaq National Market on January 6, 1997 of $7.00 per share.

          The following table provides information concerning the repricing of options on December 24, 1996.

                                                  Five-Year Option Repricings
                                                                                                                       Length of
                                                         Number of       Market Price                                   Original
                                                        Securities         of Common     Exercise Price               Option Term
                                                        Underlying       Stock at Time     at Time of      New        Remaining at
                                                     Options Repriced    of Repricing     Repricing or   Exercise       Date of
                                   Date of              or Amended       or Amendment       Amendment     Price       Repricing or
Name and Position                 Repricing                (#)                ($)              ($)          ($)         Amendment
-------------------              -----------         ----------------    -------------   --------------  --------     ------------
Edward F. Sweeney.........       December 24, 1996         18,750             6.75            17.00        6.75         49 months
 Director

Kevin R. Green............       December 24, 1996         40,000             6.75            15.50        6.75         46 months
 President and Chief             December 24, 1996        307,500             6.75            17.00        6.75         49 months
  Executive Officer

Dennis H. Powers..........       December 24, 1996         18,750             6.75            17.00        6.75         49 months
 Vice President, Marketing

Bruce S. Maller...........       December 24, 1996           ---              ---              ---            ---             ---
  Vice President and
   President, The BSM
    Consulting Group

Lisa K. Olsen.............       December 24, 1996         18,750             6.75            17.00        6.75         49 months
 Vice President,
  Professional Client
  Services

                                                                   JOHN M. NEHRA
                                                                   KENT J. THIRY
                                       The Members of the Compensation Committee

        Employment Contracts and Termination of Employment Arrangements

     In October 1992, the Company entered into an employment agreement with Mr. Sweeney. Mr. Sweeney agreed to provide services to the Company for an initial annual salary of $120,000; the agreement is terminable by the Company or Mr. Sweeney upon thirty days written notice. The Board of Directors approved increases in Mr. Sweeney's annual salary to $132,000 in 1994, $152,000 in 1995 and $180,000 in 1996. Under the agreement, Mr. Sweeney has agreed that the Company has rights to all inventions conceived or produced by Mr. Sweeney during the period of his employment. Mr. Sweeney also is subject to a confidentiality provision and a two-year noncompetition provision, each of which is included in the agreement.

     The Company entered into a similar agreement with Mr. Powers, in October 1992. Under this agreement, Mr. Powers' annual initial salary was $90,000, and the Board of Directors approved an increase in Mr. Powers' annual salary to $110,000 in 1994, and $140,000 in 1996. Under the agreement, Mr. Powers agreed that the Company has rights to all inventions conceived or produced by Mr. Powers during the period of his employment. Mr. Powers is also subject to a confidentiality provision and a two-year non-competition provision, each of which is included in the agreement.

     In October 1995, the Company entered into an employment agreement with Mr. Maller, Vice President of the Company and President of The BSM Consulting Group, a wholly owned subsidiary of the Company. Mr. Maller agreed to provide services to the Company for an annual salary of $150,000, for a four-year term. Under the agreement, Mr. Maller has agreed that the Company has rights to all inventions, including intellectual property, conceived or produced by Mr. Maller during the period of his employment. Mr. Maller is also subject to a confidentiality provision and a one-year noncompetition provision, each of which is included in the agreement.

     In December 1995, the Company entered into an employment agreement with Mr. Green, as the Company's President and Chief Executive Officer, pursuant to which he agreed to provide services to the Company for an annual salary of $175,000, together with a bonus as determined by the Compensation Committee. The Company also granted Mr. Green options to purchase 410,000 shares of Common Stock at an exercise price of $17.01 per share (prior to repricing), contingent upon shareholder approval of an increase in the authorized shares of the 1993 Stock Option Plan. The Company previously granted Mr. Green an option to purchase 40,000 shares of Common Stock at an exercise price of $15.50 per share (prior to repricing) for consulting services in connection with the formation of the Company's joint venture with Duke University. The foregoing options were repriced as a result of a significant decrease in the Common Stock's fair market value. See "EXECUTIVE COMPENSATION - Report on Option Repricing." The employment agreement (as amended) also provides for a grant of an option to purchase 100,000 additional shares of Common Stock at an exercise price that exceeds the market value of the Common Stock as of May 20, 1997 that vests over a five-year period (subject to accelerated vesting during such five year period if the Company achieves certain Common Stock price goals for those years as set by the Board of Directors) which options remain in effect as long as Mr. Green remains as President and Chief Executive Officer of the Company. In connection with the grant of the option to purchase 100,000 shares of Common Stock, Mr. Green agreed to forfeit and cancel outstanding options held by him to purchase 75,000 shares of Common Stock in each of 1996, 1997 and 1998 which were previously granted to Mr. Green pursuant to the terms of Mr. Green's employment agreement. In the event of a change of control of the Company, the employment agreement guarantees Mr. Green's compensation for two years and provides for the immediate vesting of all options held by Mr. Green.

     In February 1995, the Company entered into an employment agreement with Ms. Olsen, as Vice President, Professional Client Services. Ms. Olsen agreed to provide services to the Company for an annual salary of $80,000, a $10,000 bonus payable upon the start of her employment, and stock options to purchase a total of 50,000 shares, of which 25,000 were granted at the start of her employment and 25,000 were to be granted upon the first anniversary of her employment. The number of shares exercisable under such options were reduced as part of the reverse stock split on June 15, 1995 and an option repricing on December 24, 1996. See "EXECUTIVE COMPENSATION - Report on Option Repricing." In addition, under her employment agreement, Ms. Olsen is eligible for additional executive bonuses. In connection with her employment, Ms. Olsen signed a confidentiality agreement and a one-year noncompetition agreement.

Stock Price Performance Graph and Table

     The following graph and table compare the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on each of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare Index over the same period for the period since the Company's initial public offering of Common Stock on August 4, 1995. Each of the component Standard & Poor's indices represent each of the Company's separate lines of business. The comparison assumes $100 was invested on August 4, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                  Comparison of Cumulative Total Return Since
                             August 4, 1995 among
                         Summit Medical Systems, Inc.,
                 S&P 500 Stock Index and S&P Healthcare Index


                             [GRAPH APPEARS HERE]

                         Summit Medical      S&P 500 Stock   S&P Healthcare
Measurement Period       Systems, Inc.         Index            Index
------------------       --------------      -------------   --------------
Measurement Pt -         $100.00             $100.00            $100.00
8/4/95

FYE 12/31/95             $159.26             $111.08            $124.32
FYE 12/31/96             $ 56.48             $136.58            $150.12

                                      -13-

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth as of April 10, 1997 (unless otherwise indicated), information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, all persons listed below have sole voting and investment powers with respect to the shares indicated:

     Name and Address of Beneficial Owner            Number    Percent(1)
     ------------------------------------            ------    ----------

     Edward F. Sweeney(2).......................    709,965      6.8%
      Summit Medical Systems, Inc.
      10900 Red Circle Drive
      Minnetonka, MN 55343

     Kevin R. Green (3).........................    142,250      1.4

     Dennis H. Powers(4)........................    119,316      1.1

     John M. Nehra(5)(6)........................  1,321,725     12.7
      1119 St. Paul Street
      Baltimore, MD 21202

     Bruce S. Maller............................    137,524      1.3

     Lisa K. Olsen (7)..........................     10,612        *

     Kent J. Thiry (8)..........................    226,666      2.2
      1850 Gateway Drive
      San Mateo, CA 94404

     W. Hudson Connery, Jr......................      4,000        *
      5520 S. Stanford Dr.
      Nashville, TN 37215

     Catalyst Ventures, Limited Partnership
      and New Enterprise Associates VI,
      Limited Partnership (9)...................  1,065,414     10.3
      1119 St. Paul Street
      Baltimore, MD 21202

     Charles L. McIntosh........................    683,517      6.6

     Waddel & Reed, Inc., et. al. (10)..........    578,500      5.6
      6300 Lamar
      P.O. Box 29217
      Shawnee Mission, KS 66201

     Smith Barney Inc., Smith Barney............  1,213,355     11.7
      Holdings Inc. and Travelers Group, Inc. (11)
      388 Greenwich Street
      New York, NY 10013

     All executive officers and directors as a
      group (12)................................  3,200,575     30.0

-------------------
*Represents beneficial ownership of less than 1%.

(1) Shares of Common Stock subject to options exercisable on or before April 10, 1997 ("Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)  Includes 26,666 shares issuable pursuant to Currently Exercisable Options.

(3)  Includes 132,250 shares issuable pursuant to Currently Exercisable Options.

(4)  Includes 55,998 shares issuable pursuant to Currently Exercisable Options.

(5)  Includes 34,664 shares issuable pursuant to Currently Exercisable Options.

(6) Includes shares owned by Catalyst, NEA VI and Vivra. Mr. Nehra, a director of the Company, is managing general partner of Catalyst. He is also a general partner of the general partner of NEA VI and a director of Vivra. By virtue of these positions, Mr. Nehra may be deemed to share voting and investment control over the shares owned by Catalyst, NEA VI and Vivra. Therefore, Mr. Nehra may be deemed a beneficial owner of those shares. Mr. Nehra disclaims any beneficial ownership of such shares.

(7)  Includes 6,666 shares issuable pursuant to Currently Exercisable Options.

(8) Mr. Thiry, a director of the Company, is President, Chief Executive Officer and a director of Vivra. By virtue of these positions, Mr. Thiry may be deemed to share voting and investment control over the shares owned by Vivra. Therefore, Mr. Thiry may be deemed a beneficial owner of those shares. Mr. Thiry disclaims any beneficial ownership of such shares. Also includes 6,666 shares issuable pursuant to Currently Exercisable Options.

(9) Based on a Schedule 13G, dated February 14, 1997, Catalyst is record holder of 653,333 shares and NEA VI is record holder of 412,081 shares. By virtue of their relationship as affiliated partnerships, Catalyst and NEA VI may be deemed to share voting and investment control over such shares. Therefore, each of Catalyst and NEA VI may be deemed to beneficially own all of such shares. Each of Catalyst and NEA VI disclaims beneficial ownership of any shares which it does not hold of record.

(10) Waddel & Reed, Inc., Waddel & Reed Financial Services, Inc., Torchmark Corporation, United Investors Management Company and Liberty National Life Insurance Company each hold sole voting and dispositive power over 578,500 shares. Waddel & Reed Investment Management Company holds sole voting and dispositive power over 566,000 shares.

(11) Based on a Schedule 13G, dated April 9, 1997, Smith Barney, Inc. ("SB") holds shared voting power to 1,203,155 shares. Smith Barney Holdings, Inc. ("SB Holdings"), as the sole common shareholder of SB, holds shared voting power to the shares owned by SB and 10,000 owned in its name. Travelers Group ("TRV"), as the sole common shareholder of SB Holdings, holds shared voting power to the shares owned by SB and 10,000 owned by SB Holdings.

(12) Includes 317,910 shares issuable pursuant to Currently Exercisable Options.

                                  PROPOSAL 2:

               AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

     The 1993 Stock Option Plan (the "Plan") was initially approved by the shareholders in 1993. In 1995, the Plan was amended upon shareholder approval to provide that a total of 820,000 shares of Common Stock (subject to proportional adjustments to reflect certain subsequent stock changes, such as stock dividends or splits, recapitalizations, reclassifications, or other similar corporate changes) was authorized for issuance upon the exercise of options granted under the Plan. In 1996, the Plan was further amended to provide that a total of 2,126,666 shares of Common Stock are authorized for issuance under the Plan. On May 12, 1997, the Board of Directors approved an amendment to the Company's 1993 Stock Option Plan, subject to shareholder approval that provides for the issuance of an additional 500,000 shares of Common Stock upon the exercise of options granted pursuant to the Plan.

     As of March 31, 1997, the Company had 200,306 shares of Common Stock available for issuance upon the exercise of options granted under the Plan. The Company believes that stock options are an important element of compensation in attracting skilled executives, other key employees and in motivating and retaining these individuals by providing them with a means to acquire a proprietary interest in the Company. Without an increase in the number of shares available for issuance under the Plan, the Company would be unable to continue to offer executives and other key employees stock options to motivate maximum efforts for the success of the Company's business. The Board of Directors recommends a vote FOR the above proposal to approve the amendment to the 1993 Stock Option Plan. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be necessary for approval.

Description of the 1993 Stock Option Plan

     The Plan provides for the grant of options to purchase shares of Common Stock to any full or part-time employee of or any consultant to the Company. Options granted under the Plan to full or part-time employees may qualify as incentive stock options under Section 422A of the Code or may be non-qualified stock options. Options granted to persons who are not full or part-time employees of the Company may not qualify as incentive stock options. The Plan is administered by the Board of Directors, which has delegated all authority under the Plan to the Compensation Committee, which is solely comprised of "non-employee directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) selected by the Board of Directors. The Compensation Committee has the authority: (i) to interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and (iv) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors to amend or terminate the Plan. Determinations and interpretations with respect to the Plan are in the sole discretion of the Compensation Committee, whose determinations and interpretations will be final and conclusive. The Plan terminates in 2003 or at an earlier date, if all shares subject to the

Plan have been purchased pursuant to the exercise of then outstanding options. After termination of the Plan, no options may be granted, but options outstanding at the time of termination shall remain in effect in accordance with their terms.

     The exercise price of an incentive stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date the option is granted (in the event that a proposed optionee owns more than 10% of the Company's Common Stock, any incentive stock option granted to such optionee must have an exercise price not less than 110% of the then fair market value). The exercise price of any non-incentive stock option granted under the Plan is determined by the Compensation Committee and is not subject to the restrictions applicable to incentive stock options. The incentive stock options vest over a five year period and expire after five years. Non-qualified stock options also vest over a five year period and expire after five years. A person who has been granted an option under the Plan may be granted additional options, but to the extent the aggregate fair market value (determined at the time the option is granted) of the Common Stock for which all incentive stock options held by an optionee are exercisable exceeds $100,000, such options will be treated as options that do not qualify as incentive stock options.

     No option granted under the Plan may be transferred, other than by will or by the laws of descent and distribution. Each option is exercisable, during such individual's lifetime, only by such individual.

     In the event of the death of an employee or consultant, all options held by such person may be exercised at any time prior to the expiration date or twelve months after the date of death, whichever period is shorter, by the persons entitled to such options by will or the laws of descent and disposition. If an option holder's employment is terminated for cause, as defined in the Plan, any options held by such employee, not yet exercised, shall terminate. If an option holder's employment is terminated other than for cause or due to death, the option holder may exercise such portion of the options that were exercisable at the date of termination at any time within three months of the date of termination; provided, however, that where the option holder is an employee and termination is due to disability, as defined in the Code, the time period during which options may be exercised is extended to one year.

     If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan. If there shall be any change in the Common Stock through a stock dividend or split, recapitalization, reclassification or other similar change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Compensation Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

     In the event of an acquisition of the Company, the Company will cancel all outstanding options, whether or not such options are then exercisable, in return for payment to the option holders of an amount equal to the difference between the net amount payable per share in the acquisition, less the exercise price of the option. If the Company is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which the holder of the number of shares of stock subject to the option would have been entitled in such merger of consolidation. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, every option granted under the Plan shall terminate and the option holder either (i) shall be offered a firm commitment whereby the surviving corporation will tender to the option holder an option to purchase its shares on terms and conditions which will substantially preserve the rights and benefits of the options outstanding prior to such an event or (ii) shall have the right immediately prior to such an event to exercise all outstanding options granted pursuant to the Plan.

     The Plan is subject to amendment by the Compensation Committee, subject to the restriction that the Compensation Committee may not increase the number of shares that may be issued under the Plan or change the class of employees or consultants eligible to receive options under the Plan without the approval of the shareholders of the Company. Further, no amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding option under the Plan without the consent of the optionee holding the option.

Tax Treatment

     The grant of a stock option pursuant to the Plan will result in no tax consequences for the optionee or the Company. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that the alternative minimum tax may apply), and the Company generally will receive no tax deduction when an incentive stock option is exercised. Upon exercise of a non-incentive stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the Company will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or a non-incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding period has been satisfied.

     Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such later date.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has not selected a firm to serve as independent auditors for the fiscal year ended December 31, 1997. The Board of Directors is evaluating independent auditors and will make its selection as soon as is practicable after the Annual Meeting. Ernst & Young LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1996. The Board of Directors has invited representatives of Ernst & Young LLP to attend the Annual Meeting , to have the opportunity to make a statement if he or she desires, and to respond to appropriate questions.

              ARRANGEMENTS AND TRANSACTIONS WITH RELATED PARTIES

     In December 1996, the Company acquired all the outstanding shares of common stock of C. L. McIntosh & Associates, Inc. ("CLMA") in exchange for 976,453 shares of the Company's Common Stock. In connection with the transaction, Charles L. McIntosh, a Vice President of the Company and President of CLMA, exchanged the 70 shares of common stock of CLMA owned by him for 683,517 shares of the Company's Common Stock.

     Brian Sweeney, the son of Edward F. Sweeney, one of the Company's directors, is employed by the Company as a Field Sales Manager. Brian Sweeney's compensation from salary and commissions was $ 130,635 in 1996.


                         SHAREHOLDER PROPOSALS FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 10900 Red Circle Drive, Minnetonka, Minnesota 56343-9106, in such manner so that such notice is received by the Company by January 14, 1998. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1996.

     The Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied, with the exception of a failure by Anthony W. Rees, the Company's former Chief Financial Officer, to report, on a Form 4 filed with the Commission on November 11, 1996, the exercise of an option to purchase 6,666 shares of Common Stock on June 13, 1996. The exercise of such option was subsequently reported on a Form 5 filed with the Commission on February 14, 1997.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                    By Order of the Board of Directors,



                                    Kevin R. Green
                                    President and Chief Executive Officer
May 23, 1997

                         SUMMIT MEDICAL SYSTEMS, INC.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 12, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin R. Green and W. Hudson Connery, Jr. as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of capital stock of Summit Medical Systems, Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on June 12, 1997, and at all adjournments thereof:

1.   Election of Directors
     [_]  FOR all nominees listed below (except as marked to the contrary below)
     [_]  WITHHOLD AUTHORITY to vote for all nominees listed below

     To withhold authority to vote for any nominee, strike a line through the name in the list below:
                            W. Hudson Connery, Jr.
                            Kevin R. Green
                            John M. Nehra
                            Kent J. Thiry
                            Edward F. Sweeney

2. Proposal to amend the Company's Stock Option Plan of 1993 to increase the number of shares of the Company's common stock, par value $.01, available for issuance thereunder
     [_] FOR       [_] AGAINST        [_] ABSTAIN

            (continued, and to be signed and dated, on other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR all of the above items.

 INSTRUCTIONS: Please sign exactly as your name appears on the label affixed hereto. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by an authorized officer.  If a partnership, please sign in partnership name by authorized person.


-----------------------------------        -----------------------------------
     Signature                                Signature if held jointly

     --------------------------------         --------------------------------
     Please print name                        Please print name

Dated:                            , 1997
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            Please mark, sign, date and return this Proxy promptly.
              A return envelope is enclosed for your convenience.